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                                                                   EXHIBIT 10.23

                                  CONFIDENTIAL

                           CHANGE IN CONTROL AGREEMENT

     This Agreement is between PlanetCAD Inc., a Delaware corporation ("Company"), and Joy Godesiabois (the "Executive"), and shall be effective as of November __, 2001 (the "Effective Date").

     WHEREAS the Company wishes to assure itself of the continuity of the Executive's services in the event of any actual or threatened change in control of the Company;

     WHEREAS the Company and the Executive accordingly desire to enter into this Agreement on the terms and conditions set forth below;

     NOW, THEREFORE, in consideration of the promises and mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. TERM OF AGREEMENT. The term of this Agreement (the "Term") shall commence on the Effective Date and shall continue until the first anniversary thereof; provided, however, that on such anniversary date and on each subsequent anniversary of the Effective Date, the term of this Agreement may be extended for one additional year in the sole discretion of the board of directors of the Company (the "Board") upon written notice to the Executive; and provided further, that if an actual or threatened Change in Control (as defined in paragraph 3 below) shall have occurred during the original or any extended Term of this Agreement, then the Term of this Agreement shall continue for a period of 12 calendar months beyond the calendar month in which such actual or threatened Change in Control occurs.

     2. EMPLOYMENT AFTER CHANGE IN CONTROL. If the Executive is in the employ of the Company on the date of an actual or threatened Change in Control, the Company shall continue Executive in its employ for the period commencing on the date of the actual or threatened Change in Control and ending on the last day of the Term of this Agreement (the "Employment Period"). During the Employment Period, the Executive shall hold such position with the Company and exercise such authority and perform such duties as are substantially commensurate with the Executive's position, authority and duties immediately prior to the actual or threatened Change in Control. The Executive agrees that, during the Employment Period, the Executive shall devote her full professional time and attention to the Executive's duties and perform such duties faithfully and efficiently; provided, however, that nothing in this Agreement shall prevent the Executive from voluntarily resigning from employment upon 15 days' written notice to the Company under circumstances which do not constitute a Termination (as defined in paragraph 5 below).

     3. CHANGE IN CONTROL. For purposes of this Agreement, an actual "Change in Control" means the occurrence of any of the following:

          a. the stockholders of the Company approve a definitive agreement to merge the Company into or consolidate the Company with another entity, sell or otherwise

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dispose of all or substantially all of its assets, or adopt a plan of liquidation. However, a Change in Control shall not be deemed to have occurred by reason of a transaction (or a substantially concurrent or otherwise related series of transactions) (a "Transaction") upon the completion of which seventy percent (70%) or more of the beneficial ownership of the voting power of the Company, the surviving corporation or corporation directly or indirectly controlling the Company or the surviving corporation, as the case may be, is held by the same persons (although not necessarily in the same proportion) as held the beneficial ownership of the voting power of the Company immediately prior to the Transaction (except that upon the completion thereof, employees or employee benefit plans of the Company may be a new holder of such beneficial ownership). A transaction with an "Affiliate" of the Company (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) shall not be treated as a Change in Control; or

          b. the "beneficial ownership" (as defined in Rule 13(d)(3) under the Exchange Act) of securities representing thirty percent (30%) or more of the combined voting power of the Company is acquired, other than from the Company, by any "person" as defined in Sections 13(d) and 14(d) of the Exchange Act (other than by any member of the Board or other fiduciary holding securities under an employee benefit plan or other similar stock plan of the Company).

         For the purposes of this Agreement, a "threatened Change in Control" means (i) the determination by the Board, in the exercise of its reasonable business judgment, that a third person has taken steps to effect an actual Change in Control and that such actual Change of Control could occur within 120 days after such determination, or (ii) the Company has entered into a definitive agreement with any third person that, upon the consummation of the transactions contemplated thereby, will result in an actual Change in Control.

     4. COMPENSATION DURING THE EMPLOYMENT PERIOD. During the Employment Period, the Executive shall be compensated as follows:

          a. The Executive shall receive an annual salary which is not less than her annual salary immediately prior to the Employment Period;

          b. the Executive shall be eligible to participate in short-term and long-term cash-based incentive compensation plans which, in the aggregate, provide bonus opportunities that are not materially less favorable to the Executive than the opportunities provided to the Company's other executives with similar responsibilities and performance levels;

          c. the Executive shall be eligible to participate in stock option, performance awards, restricted stock and other equity-based incentive compensation plans (the "Plans") on a basis not materially less favorable to the Executive than the greater of the Plans available (i) to the Executive immediately prior to the Employment Period, or (ii) to other executives of the Company with similar responsibilities and performance and cash compensation levels; and

          d. the Executive shall be eligible to receive employee benefits (including, but not limited to, tax-qualified and nonqualified savings plan benefits, medical insurance, disability income protection, life insurance coverage and death benefits) and perquisites which are not materially less favorable to the Executive than (i) the employee benefits and perquisites provided to the Company's other executives, or (ii) the employee benefits, excluding the

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Company's required matching contribution, if any, to the Executive's 401(k) plan if the Company terminates its policy of making such matching contributions to its employees during the Employment Period, and perquisites to which the Executive would be entitled under the Company's employee benefit plans and perquisites as in effect immediately prior to the Employment Period.

     5. TERMINATION. For purposes of this Agreement, "Termination" shall mean termination of the employment of the Executive during the Employment Period (i) by the Company, for any reason other than death or Cause (as described below), or (ii) by resignation of the Executive upon the occurrence of one of the following events:

          a. a material change in the nature or scope of the Executive's position, authority or duties, a breach of any of the subparagraphs of paragraph 4 above, or the material breach by the Company of any other provision of this Agreement;

          b. the relocation of the Executive's office to a location more than 50 miles from the location of the Executive's office immediately prior to the Employment Period;

          c. the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in paragraph 11(d), below.

     The date of the Executive's Termination under this paragraph 5 shall be the date specified by the Executive or the Company, as the case may be, in a written notice to the other party complying with the requirements of paragraph 11(a) below. For purposes of this Agreement, "Cause" means, in the reasonable judgment of the Board, (i) the willful and continued failure by the Executive to substantially perform all of the Executive's duties with the Company, after written notification by the Company of such failure, (ii) the willful engaging by the Executive in conduct which is demonstrably injurious to the Company, monetarily or otherwise, or (iii) the engaging by Executive in egregious misconduct involving serious moral turpitude. For purposes of this Agreement, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that such action was in the best interest of the Company.

     6. SEVERANCE PAYMENTS. In the event of a Termination described in paragraph 5 above:

          a. the Company shall pay the Executive's unpaid salary, accrued vacation pay and unreimbursed business expenses through and including the date of Termination; and

          b. in addition, following Executive's execution of a legal release in a form satisfactory to Company in its sole discretion and drafted so as to ensure a final, complete and enforceable release of all claims (excluding claims for indemnification pursuant to Article XI of the Company's bylaws, as amended from time to time) that Executive has or may have against Company relating to or arising in any way from Executive's employment with Company and/or the termination thereof, and complete and continuing confidentiality of Company's proprietary information and trade secrets, the circumstances of Executive's separation from Company, and compensation received by Executive in connection with that separation, in lieu of the amount otherwise payable under paragraph 4 above, the Company

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shall reimburse Executive for all costs associated with the continuation of
Executive's coverage, to the extent of Executive's coverage immediately prior to the date of Termination and to the extent equivalent amounts are paid by the Company immediately prior to the date of Termination, under the Company's group medical insurance policy, under COBRA for the first 6 months following the date of Termination or until Executive becomes eligible for comparable benefits under benefit plans sponsored by another employer, and shall also be entitled to:

               (1) a lump sum payment in cash no later than ten (10) business days after the date of Termination equal to four months of the Executive's annual salary rate in effect immediately prior to the date of Termination;

               (2) immediate vesting of that portion of the Executive's outstanding stock options as of the date of Termination equal to the sum of one eighth plus the product of one forty-eighth multiplied by the number of whole months the Executive has been employed by the Company through the date of Termination; and

               (3) an extension of the exercise period of such fully vested stock options to 30 months following the date of Termination.

     7. DEDUCTIONS AND WITHHOLDING. All payments to the Executive under this Agreement will be subject to applicable deductions and withholding of state and federal taxes.

     8. CONFIDENTIALITY, NON-SOLICITATION AND NON-COMPETITION. The Executive agrees that:

          a. Except as may be required by the lawful order of a court or agency of competent jurisdiction, or except to the extent that the Executive has the express written authorization from the Company, the Executive agrees to keep secret and confidential for a period of one year following the termination of Executive's employment all non-public information concerning the Company or any entity in which the Company has a 25% or greater ownership interest ("Company-Related Entity") which was acquired by or disclosed to Executive during the course of Executive's employment with the Company or any Company-Related Entity controlled by the Company, and not to disclose the same, either directly or indirectly, to any other person, firm or business entity or to use it in any way.

          b. While the Executive is employed by the Company or any Company-Related Entity and for a period of one year after the date the Executive's employment terminates for any reason, the Executive covenants and agrees that Executive will not, whether for Executive or for any other person, business, partnership, association, firm, company or corporation, initiate contact with, solicit, divert or take away any of the customers (entities or individuals from which the Company or any Company-Related Entity receives rents or payments for services) of the Company or any Company-Related Entity or employees of the Company or any Company-Related Entity in existence from time to time during Executive's employment with the Company or any Company-Related Entity and at the time of such initiation, solicitation or diversion.

          c. While the Executive is employed by the Company or any Company-Related Entity and for a period of one year after the date the Executive's employment terminates for any reason, the Executive covenants and agrees that Executive will not, directly or indirectly, engage in, assist, perform services for, plan for, establish or open, or have any

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financial interest (other than (i) ownership of 1% or less of the outstanding stock of any corporation listed on the New York or American Stock Exchange or included in the National Association of Securities Dealers Automated Quotation System, or (ii) ownership of securities in any entity affiliated with the Company) in any person, firm, corporation, or business entity (whether as an employee, officer, director or consultant) that engages in the operations, development, management or financing of any business that is competitive with the Company's business at the time of such termination, including the Company's supply chain manufacturing software business and its enterprise solutions business.

     9.  DISPUTE RESOLUTION; JURISDICTION; SERVICE OF PROCESS.

          a. Executive and Company agree that in the event of any controversy or claim arising out of this Agreement, they shall negotiate in good faith to resolve the controversy or claim privately, amicably and confidentially. Each party may consult with counsel in connection with such negotiations.

          b. Executive and the Company agree and consent to be subject to the exclusive jurisdiction of any state or federal court sitting in Denver, Colorado, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Executive and the Company also agree not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Executive and the Company waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Each of the Executive and the Company agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

          c. Each party hereby irrevocably consents to the service of any and all process in any such suit, action or proceeding by the delivery of such process to such party at the address and in the manner provided in subparagraph 11(a) below. Nothing in this subparagraph 9(c), however, shall affect the right of any Party to serve legal process in any other manner permitted by law or at equity.

     10. MITIGATION AND SET-OFF. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise. The Company shall not be entitled to set-off against the amounts payable to the Executive under this Agreement any amounts earned, or which could have been earned, by the Executive after the date of Termination of Executive's employment with the Company.

     11. MISCELLANEOUS PROVISIONS.

          a. NOTICE. Except as otherwise provided herein, either the Company or the Executive may terminate the employment relationship upon no less than fifteen (15) days' notice to the other party. Except as otherwise specifically provided in this Agreement, any notices, requests, demands or other communications provided for by this Agreement shall be sufficient if in writing and if sent by telecopy or facsimile transmission or by hand delivery or registered, certified, or overnight mail to the Executive at the last address Executive has filed in writing with the Company or, in the case of the Company, to the attention of the Secretary of the Company, at its principal executive offices. Such notices and communications shall be

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deemed to have been received on the date of confirmation of receipt, in the case of telecopy or facsimile transmission, or upon the date of delivery thereof or the fifth (5th) business day after the mailing thereof, whichever is earlier, in the case of the remaining delivery methods.

          b. BINDING EFFECT; ASSIGNMENT. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives. This Agreement may not be assigned by Executive, nor may Executive assign or pledge any of her rights, including rights to payment, hereunder.

          c. GOVERNING LAW. The provisions of this Agreement shall be construed in accordance with the substantive laws of the State of Colorado, without application of conflict of laws provisions thereunder.

          d. SUCCESSORS TO THE COMPANY. The Company shall require any successor, whether direct or indirect, by purchase, merger, consolidation or otherwise, and whether to all or substantially all of the business and/or assets of the Company, to assume the obligations of this Agreement. Such assumption shall be by an express agreement signed by both the successor Company and the Executive and shall be reasonably satisfactory to the Executive. If the Company fails to obtain such an express assumption, that shall be a breach of this Agreement and shall entitle the Executive to the same benefits and compensation as she would be entitled to if the Employment Period was terminated under paragraph 5.

          e. EMPLOYMENT STATUS. Nothing in this Agreement shall be deemed to create an employment agreement between the Company and the Executive providing for the employment of the Executive by the Company for any fixed period of time, other than as provided in paragraphs 1 and 2. The Executive's employment is terminable at-will by the Company or the Executive, meaning that either party may terminate the employment relationship at any time, with or without cause, subject to the provisions of paragraphs 1, 2, and 5. Upon termination of the Executive's employment prior to the date of a threatened Change in Control, there shall be no further rights under this Agreement.

          f. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral or written, between the parties hereto concerning its subject matter.

          g. AMENDMENTS AND WAIVERS. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement or any such modification or amendment is sought. Either party hereto may, by an instrument in writing, waive compliance by the other party with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

          h. CONSTRUCTION. Headings in this Agreement are for convenience of reference only and shall not control the meaning of this Agreement. Whenever applicable, masculine and neutral pronouns shall equally apply to the feminine genders; the singular shall include the plural and the plural shall include the singular. The parties have reviewed and understand this Agreement, and each has had a full opportunity to negotiate the Agreement's terms and to consult with counsel of their own choosing. Therefore, the parties expressly

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waive all applicable common law and statutory rules of construction that any provision of this Agreement should be construed against the Agreement's drafter, and agree that this Agreement and all amendments thereto shall be construed as a whole, according to the fair meaning of the language used.

          i. SEVERABILITY. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

          j. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the Executive has hereunto set her hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name and on its behalf, all as of the day and year first above written.

PLANETCAD INC.:                                      DAVID HUSHBECK

By:    /s/ Eugene J. Fischer                               /s/ Joy Godesiabois
   -------------------------------                   ---------------------------
Name:  Eugene J. Fischer                             Joy Godesiabois
     -----------------------------
Title: Chairman
      ----------------------------

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                                  CONFIDENTIAL

                AMENDMENT NUMBER 1 TO CHANGE IN CONTROL AGREEMENT


     This Amendment Number 1 to Change in Control Agreement ("Amendment") is between PlanetCAD Inc., a Delaware corporation ("Company"), and Joy Godesiabois (the "Executive"), and shall be effective as of August 15, 2002 (the "Effective Date").

     WHEREAS the Company entered into a Change in Control Agreement dated as of November 19, 2001 (the "Agreement");

     WHEREAS the Company and the Executive accordingly desire to amend the Agreement on the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the promises and mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Amendment to Section 4(a). The following language shall be added at the end of the Section 4(a) sentence:

          "unless the Executive and the Company agree otherwise in writing."

     2.   Amendment to Section 6.

          (a)  Section 6(b)(1) shall be amended to read as follows:

               "a lump sum payment in cash on the date of Termination equal to $53,334."

          (b)  A new Section 6(b)(4) shall be added as follows:

               "(4) Immediate vesting of all of Executive's outstanding stock options as of the date of Termination not covered by subsections (2) and (3) above and an extension of the exercise period of such options to 12 months following the date of actual Change in Control."

          (c)  A new Section 6(c) shall be added as follows:

               "c. Executive agrees to refrain from selling any stock in the Company obtained from exercise of options until the earlier of (i) thirty (30) days following a Change in Control, or (ii) the day immediately following final unappealed action by the American Stock Exchange regarding the post Change in Control listing of the Company's stock."

     3. EFFECT OF AMENDMENT. Except as and to the extent expressly modified by this Amendment, the Agreement shall remain in full force and effect in all respects.
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     4.   COUNTERPARTS. This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     5. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Colorado, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name and on its behalf, all as of the day and year first above written.

PLANETCAD INC.:                         JOY GODESIABOIS



By: /s/ Eugene J. Fischer               /s/ Joy Godesiabois
    ----------------------------        -------------------------------
Name: Eugene J. Fischer                 Joy Godesiabois
Title: Chairman